Exhibit 1

JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group, or have agreed to act as a group.

Dated: April 5, 2010

GGC Public Equities Opportunities, L.P.

By:	GGC Public Equities Opportunities Blocker Corporation, Ltd.
Its:	General Partner

By:	/s/ David C. Dominik
David C. Dominik
Director

GGC Public Equities Opportunities Blocker Corporation, Ltd.

By:	/s/ David C. Dominik
David C. Dominik
Director

Golden Gate Capital Opportunity Fund, L.P.

By:	GGC Opportunity Fund Management, L.P.
Its:	General Partner

By:	GGC Opportunity Fund Management GP, Ltd.
Its:	General Partner

By:	/s/ David C. Dominik
David C. Dominik
Director

GGC Opportunity Fund Management, L.P.

By:	GGC Opportunity Fund Management GP, Ltd.
Its:	General Partner

By:	/s/ David C. Dominik
David C. Dominik
Director

GGC Opportunity Fund Management GP, Ltd.

By:	/s/ David C. Dominik
David C. Dominik
Director

/s/ David C. Dominik
David C. Dominik

/s/ Jesse T. Rogers
Jesse T. Rogers